                                                                     EXHIBIT 3.4

                                AMENDMENT NO. 1

                                    TO THE

                    FIRST AMENDED AND RESTATED AGREEMENT OF

             LIMITED PARTNERSHIP OF FRONTIERVISION PARTNERS, L.P.

                          DATED AS OF AUGUST 11, 1995
      ------------------------------------------------------------------


          This Amendment No. 1 to the First Amended and Restated Agreement of Limited Partnership of FrontierVision Partners, L.P., dated as of August 11, 1995 (the "Agreement"), is dated as of October 31, 1995.

          The Agreement is hereby amended as follows:

          1. A new paragraph 3.11 is hereby added, to read in its entirety as set forth on Exhibit A hereto.

          2. Schedule A to the Agreement is hereby amended to read in its entirety as set forth in the Schedule A attached hereto.

          Except as expressly amended hereby, the Agreement is and shall remain, in full force and effect.

          IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 as of the 31st day of October, 1995.


                              GENERAL PARTNER:
                              ---------------

                              FVP GP, L.P.

                              By:   FrontierVision Inc.,
                                    its general partner


                                    By: /s/ James C. Vaughn
                                       ------------------------------------
                                       James C. Vaughn,
                                       President


                              LIMITED PARTNERS.
                              ----------------


                              All Limited Partners by the General
                              Partner pursuant to the Power of
                              Attorney granted by paragraph 12.1
                              of the Agreement.

                              FVP GP, L.P.

                              By:   FrontierVision Inc.,
                                    its general partner


                                    By: /s/ James C. Vaughn
                                       ------------------------------------
                                       James C. Vaughn,
                                       President

                                                                       EXHIBIT A
                                                                       ---------



          3.11  FOREIGN INVESTORS; FOREIGN-OWNED SPECIAL PURPOSE CORPORATIONS.
                -------------------------------------------------------------
Several investors in the Partnership are foreign-owned special purpose corporations (each a "FOSPC"), each of which is wholly-owned by a foreign corporation (each such corpo ration a "Foreign Investor"). After any indebtedness of the Partnership and its Operating Entities for borrowed money, other than the Junior Subordinated Notes, has been repaid, and immediately prior to any subsequent sale to a buyer of all or substantially all of the Partnership's assets, each Foreign Investor may wish to have its indirect interest in the assets of the Partnership distributed to its FOSPC. The Foreign Investor may wish then to sell the stock of its FOSPC to the buyer at the same time that the Partnership sells its direct interest in the assets of the Partnership to that buyer. In addition, in the event that the Partnership is reorganized as a corporation (for example, in contemplation of an initial public offering), the Foreign Investor may wish to exchange the stock of its FOSPC for stock in such corporation or to merge its FOSPC into such corpo ration. The Partnership and the General Partner have agreed to assist the Foreign Investors in achieving their objectives, but in any event (i) only if pursuant to paragraph 3.10 a Fund Investor similarly elects to sell its stock in a SPC to a buyer or to combine its SPC with a corporation resulting from a reorganization of the Partnership, as applicable, and (ii) only to the extent practicable and not adverse in any material respect to the other Partners and the Partnership (as determined by the Advisory Committee in its sole discretion, which determination shall be final and binding). To that end, the General Partner, the Partnership and the FOSPCs have agreed as provided below in this paragraph 3.11.

          3.11.1 Each FOSPC shall be a single-purpose corpora tion, whose sole purpose and business shall be to make an invest ment in the Partnership.

          3.11.2 After all indebtedness of the Partnership and its Operating Entities for borrowed money, other than the Junior Subordinated Notes, has been repaid, if the General Partner, with the approval of the Advisory Committee, determines to sell all or substantially all of the assets of the Partnership, and if a SPC has similarly so requested pursuant to paragraph 3.10.5, then upon the request of a FOSPC, the Partnership shall use commer cially reasonable efforts to arrange for the sale to be accom plished as follows (it being understood that the actions des cribed in this paragraph 3.11.2 shall not be taken unless (i) an SPC of a Fund Investor has similarly requested that such action be taken pursuant to paragraph 3.10.5 and (ii) the buyer, in its sole discretion, has agreed to buy and the Foreign Investor has agreed to sell the stock of the FOSPC):

          (a) The Partnership first shall distribute (a "FOSPC Distribution") to the FOSPC an interest in the assets of the Partnership having a fair market value (as determined by the General Partner in its sole discretion, which determination shall be conclusive) equal to the amount of cash and/or the fair market value of securities that would have been paid to the FOSPC in respect of its Junior Subordinated Notes and/or would have been distributed to the FOSPC in respect of its Limited Partnership Interest if the assets of the Partnership had been directly sold to the buyer, and the Partnership had used the net proceeds of such sale to repay the Junior Subordinated Notes and to make distributions to its Partners. Each such FOSPC Distribution shall be treated for all purposes of this Agreement and the Purchase Agreement (x) first, as a repayment of the principal of, and accrued interest on, the Junior Subordinated Notes held by the FOSPC and (y) to the extent of the excess of the fair market value of the FOSPC Distribution over the principal of, and accrued interest on, such Junior Subordinated Notes, as a cash distribution pursuant to paragraph 4.2.1.

          (b) The buyer shall then purchase from the Partnership its interest in the assets, and from the Foreign Investor the stock of its FOSPC. The net proceeds of such sale received by the Partnership shall be used exclusively to repay the Junior Subordinated Notes of, and thereafter to make distributions to, the Partners other than the FOSPCs (and the SPCs of the Fund Investors that have similarly so elected pursuant to paragraph 3.10.5), and the FOSPCs (and any SPCs of the Fund Investors that have similarly so elected pursuant to paragraph 3.10.5) shall not share in such proceeds.

Each FOSPC recognizes that the amount the Foreign Investor will receive for the stock of such FOSPC will be less than the amount such FOSPC would receive for a direct interest in the Partner ship. The FOSPCs acknowledge and agree that their stockholders will bear the entire difference between (x) the amount a buyer is willing to pay for the assets of the Partnership as compared to (y) the amount a buyer is willing to pay for the Partnership's interest in such assets, together with the stock of the FOSPCs.

          3.11.3 Each FOSPC acknowledges that although the Partnership and the General Partner have agreed to use commer cially reasonable efforts to arrange for sales as described in this paragraph 3.11, they will not be required to do so if the Advisory Committee, in its sole discretion, determines that such a sale is not practicable or would adversely affect in any material respect the other Limited Partners. The determination of the Advisory Committee shall be final and binding. In such event, the Partnership may sell the assets of the Partnership without making a FOSPC Distribution.

          3.11.4 In the event that the Partnership is reorgan ized as a corporation (for example, in contemplation of an initial public offering), and if a Fund Investor similarly has so requested pursuant to paragraph 3.10.8, then at the request of a Foreign Investor, the Partnership and the General Partner will use commercially reasonable efforts to permit the Foreign Investor to exchange its stock in its FOSPC for stock of such corporation or to merge its FOSPC into such corporation, unless the Advisory Committee, in its sole discretion, determines that such an exchange or merger is not practicable or is adverse in any material respect to the other Partners or the Partnership. The determination of the Advisory Committee shall be final and binding. The amount of stock in the new corporation that a Foreign Investor receives in respect of its stock in a FOSPC will be determined by the General Partner, with the approval of the Advisory Committee, in its and their sole discretion, based upon the valuation used in determining the amount of stock in the new corporation that each Fund Investor that has similarly so elected pursuant to paragraph 3.10.8 receives in respect of its stock in a SPC. The determination of the General Partner, with the approval of the Advisory Committee, shall be final and binding. Each FOSPC recognizes that the amount of stock in the new corporation that its Foreign Investor will receive for the stock of a FOSPC will be less than the amount of stock in the new corporation that the FOSPC would have received in respect of the FOSPC's interest in the Partnership. The FOSPCs acknowledge and agree that they will bear the entire difference between (x) the value of the new corporation if the FOSPCs themselves receive stock in such corporation (rather than stock of the FOSPCs being exchanged for stock of the new corporation, or the FOSPCs being merged into the new corporation, as applicable), as compared to (y) the value of the new corporation if stock of the FOSPCs is exchanged for stock in such corporation or if the FOSPCs are merged into such corporation, as applicable.

                                  SCHEDULE A
                                  ----------

                            AS OF OCTOBER 31, 1995
                            ----------------------

                              CLASS OF INTEREST
                              [INDICATING WHETHER
                              SPECIAL AND, IF SO,
NAME AND ADDRESS              PERCENTAGE OF
  OF PARTNER                  SPECIAL ALLOCATION]             CAPITAL COMMITMENT
----------------              -------------------             ------------------

GENERAL PARTNER:
---------------

FVP GP, L.P.                  General Partnership                     $  167,762
1777 South Harrison Street
Suite P-200
Denver, Colorado  80210

LIMITED PARTNERS:
----------------

J.P. Morgan Investment        Special Class A - Attributable          $3,400,000
  Corporation                   [2% of Special Allocation]
101 California Street
Suite 3800
San Francisco, CA  94111

1818 II Cable Corp.           Special Class A - Attributable          $3,351,814
c/o Brown Brothers              [2% of Special Allocation]
  Harriman & Co.
59 Wall Street
New York, NY  10005

Olympus Cable Corp.           Special Class A - Attributable          $3,351,814
c/o Olympus Growth Fund         [2% of Special Allocation]
  II, L.P.
Metro Center
One Station Place
Stamford, CT  06920

First Union Capital           Special Class A - Attributable          $2,040,000
  Partners, Inc.                [1.2% of Special Allocation]
One First Union Center
18th Floor
Charlotte, NC  28288

Eos Partners SBIC, L.P.       Class A - Non-Attributable              $  394,400
520 Madison Avenue
New York, NY  10022

NAME AND ADDRESS
  OF PARTNER                    CLASS OF INTEREST         CAPITAL COMMITMENT
----------------                -----------------         ------------------

Tahosa Investors                Special Class A -            $204,000
c/o Samuel J. Recht             Non-Attributable
Quarles & Brady                 [0.08571% of Special
411 East Wisconsin Avenue         Allocation]
Milwaukee, WI  53202-4497/1/

Kensington Investment           Special Class A -            $136,000
   Associates                   Non-Attributable
575 Madison Avenue              [0.05714% of Special
Suite 1006                        Allocation]
New York, NY  10022/1/

Pegasus Partners                Special Class A -            $204,000
c/o Arnold D. Friedman          Non-Attributable
27 Hidden Valley Drive          [0.08571% of Special
Suffern, NY  10901/1/             Allocation]

Prosperity Associates           Special Class A -            $ 34,000
c/o Philippe L. Sommer          Non-Attributable
1165 Park Avenue                [0.01429% of Special
Apartment 15C                     Allocation]
New York, NY  10128/1/

SBF Investments Ltd.            Special Class A -            $136,000
c/o Dennis Good                 Non-Attributable
7800 Stemmons Freeway           [0.05714% of Special
10th Floor                        Allocation]
Dallas, TX  75247/1/

L. Philips Runyon III           Special Class A -            $136,000
Runyon & Howard, P.A.           Non-Attributable
69 Main Street                  [0.05714% of Special
Peterborough, NH  03458/1/        Allocation]

Roth Trading Company            Special Class A -            $ 68,000
101 Park Avenue                 Non-Attributable
Suite 1800                      [0.02857% of Special
New York, NY  10178/1/            Allocation]

Washington Partners             Special Class A -            $ 34,000
39 Plumb Hill Road              Non-Attributable
Washington, CN  06793/1/        [0.01429% of Special
                                  Allocation]

    --------------------------

/1/ With copies to:

    R.E. Loewenberg
    Capital Management Corporation
    450 Park Avenue
    New York, New York 10022

NAME AND ADDRESS
   OF PARTNER                   CLASS OF INTEREST               CAPITAL COMMITMENT
----------------                -----------------               ------------------
Duff Ackerman Goodrich -        Special Class A - Attributable            $ 58,384
FrontierVision, L.P.            [0.4% of Special Allocation]
c/o John M. Duff, Jr.
Two Embarcadero Center
Suite 2930
San Francisco, CA  94111

Richard King Mellon             Class A - Non-Attributable                $544,000
   Foundation
c/o Arthur Miltenberger
Richard K. Mellon & Sons
P.O. Box RKM
Ligonier, PA  15658

Mellon Family Investment        Class A - Non-Attributable                $136,000
  Co., IV
c/o Arthur Miltenberger
Richard K. Mellon & Sons
P.O. Box RKM
Ligonier, PA  15658

J. Cashew Corporation           Class A - Non-Attributable                $ 54,400
c/o George Dirkes, Esq.
Bancroft & McAlister
601 Montgomery Street
Suite 900
San Francisco, CA  94111

Bertelsen Family Trust          Class A - Non-Attributable                $ 34,000
Thomas E. Bertelsen, Jr.
201 California Street
2nd Floor
San Francisco, CA  94111

John C. Unkovic, Esq.           Class A - Non-Attributable                $ 34,000
Reed Smith Shaw & McClay
P.O. Box 2009
Pittsburgh, PA  15230

Roger S. Ahlbrandt              Class A - Non-Attributable                $ 13,600
Dean, School of Business
  Administration
Portland State University
P.O. Box 751
Portland, OR  97207-0751

NAME AND ADDRESS
  OF PARTNER                 CLASS OF INTEREST           CAPITAL COMMITMENT
----------------             -----------------           ------------------

Dr. Anne McBride Curtis      Class A - Non-Attributable             $13,600
28 Loyal Lodge
Guilford, CT  06437

Bruce D. Evans, Esq.         Class A - Non-Attributable             $13,600
Reed Smith Shaw & McClay
P.O. Box 2009
Pittsburgh, PA  15219

Frances C. Hardie            Class A - Non-Attributable             $10,200
c/o James H. Hardie, Esq.
P.O. Box 2009
Pittsburgh, PA  15219

Hardie Brothers              Class A - Non-Attributable             $13,600
c/o James H. Hardie, Esq.
P.O. Box 2009
Pittsburgh, PA  15219

James H. Hardie              Class A - Non-Attributable             $ 3,400
c/o James H. Hardie, Esq.
P.O. Box 2009
Pittsburgh, PA  15219

John D. Margolis Trust       Class A - Non-Attributable             $13,600
  (dated 9/16/92)
John D. Margolis
900 Greenwood Street
Evanston, IL 60201

Grover Sams                  Class A - Non-Attributable             $13,600
505 Cypress Pt. Drive
#293
Mountain View, CA  94043

Augustus O. Schroeder        Class A - Non-Attributable             $13,600
764 Fairview Road
Pittsburgh, PA  15238

Justin J. Stevenson,         Class A - Non-Attributable             $13,600
   III, Esq.
Shearman & Sterling
153 East 53rd Street
New York, NY  10022

John W. Weiser, Esq.         Class A - Non-Attributable             $13,600
Bechtel Group Inc.
50 Beale Street
San Francisco, CA  94105

NAME AND ADDRESS
  OF PARTNER                   CLASS OF INTEREST            CAPITAL COMMITMENT
----------------               -----------------            ------------------

Mallard Investments            Class A - Non-Attributable             $ 68,000
  Limited Partnership
c/o Tim Wulinger
20 Basswood Lane
Moreland Hills, Ohio  44022

FV Holdings Delaware           Class A - Non-Attributable;            $ 68,000
  I, Inc./2/                             Non-Disclosure

FV Holdings Delaware           Class A - Non-Attributable;            $136,000
  II, Inc./2/                            Non-Disclosure

FV Holdings Delaware           Class A - Non-Attributable;            $ 68,000
  III, Inc./2/                           Non-Disclosure

FV Holdings Delaware           Class A - Non-Attributable;            $136,000
  IV, Inc./2/                            Non-Disclosure

FV Holdings Delaware           Class A - Non-Attributable;            $136,000
  V, Inc./2/                             Non-Disclosure

FV Holdings Delaware           Class A - Non-Attributable;            $136,000
  VI, Inc./2/                            Non-Disclosure

FV Holdings Delaware           Class A - Non-Attributable;            $272,000
  VII, Inc./2/                           Non-Disclosure

FV Holdings Delaware           Class A - Non-Attributable;            $272,000
  VIII, Inc./2/                          Non-Disclosure

FV Holdings Delaware           Class A - Non-Attributable;            $ 68,000
  IX, Inc./2/                            Non-Disclosure

FV Holdings Delaware           Class A - Non-Attributable;            $ 68,000
  X, Inc./2/                             Non-Disclosure

FV Holdings Delaware           Class A - Non-Attributable;            $102,000
  XI, Inc./2/                            Non-Disclosure

FV Holdings Delaware           Class A - Non-Attributable;            $ 68,000
  XII, Inc./2/                           Non-Disclosure

FV Holdings Delaware           Class A - Non-Attributable;            $102,000
  XIII, Inc./2/                          Non-Disclosure

FV Holdings Delaware           Class A - Non-Attributable;            $ 68,000
  XIV, Inc./2/                           Non-Disclosure

    ------------------

/2/ c/o J.P. Morgan Delaware, 902 N. Market Street, 9th Floor,
    Wilmington, Delaware 19801, Attn:  H. Christian Raymond.

NAME AND ADDRESS
  OF PARTNER              CLASS OF INTEREST            CAPITAL COMMITMENT
----------------          -----------------            ------------------

FV Holdings Delaware      Class A - Non-Attributable;             $68,000
  XV, Inc./2/                       Non-Disclosure

FV Holdings Delaware      Class A - Non-Attributable;             $68,000
  XVI, Inc./2/                      Non-Disclosure

FV Holdings Delaware      Class A - Non-Attributable;             $68,000
  XVII, Inc./2/                     Non-Disclosure

Olympus Executive         Class A - Attributable                  $47,600
  Fund, L.P.
c/o Olympus Partners
Metro Center,
One Station Place
Stamford, CT  06902
Attn:  James A. Conroy

Leslie Abbey              Class A - Non-Attributable              $34,000
212 East 39th Street
New York, NY  10016

Jonathan Abbey            Class A - Non-Attributable              $34,000
212 East 39th Street
New York, NY  10016

Michael Rothbard          Class A - Non-Attributable              $34,000
111 West 67th Street
Apartment #43-E
New York, NY  10023